EXHIBIT 12.1

        STATEMENT RE COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

RATIO OF EARNINGS TO FIXED CHARGES


                                                                             YEAR        YEAR        YEAR
                                                    15 M.E.     3 M.E.      ENDED       ENDED       ENDED
                                                    DEC. 31,    DEC. 31,    SEPT 30,    DEC. 31,    DEC. 31,
UK GAAP                                               1997        1997        1997        1998        1999

Interest expense                                   (287.5)      (33.6)     (253.9)     (116.6)     (101.8)
Operating lease interest                            (84.5)       (1.9)      (82.6)      (11.0)       (7.6)
                                                ----------- ----------- ----------- ----------- -----------
Total interest                                     (372.0)      (35.5)     (336.5)     (127.6)     (109.4)


EARNINGS
Profit before tax                                   848.9       478.2       370.7       180.1       316.4
less exceptional items relating to
 discontinued operations                           (384.6)     (443.1)       58.5        79.7        (2.1)
less discontinued operations                       (338.0)       (1.7)     (336.3)      (27.8)      (21.2)
                                                ----------- ----------- ----------- ----------- -----------
Profit before tax - continuing operations           126.3        33.4        92.9       232.0       293.1
less profits from JVs and associates                (28.3)       (6.0)      (22.3)      (11.7)      (10.6)
add dividends from JVs and associates                 9.9         2.3         7.6         2.9         1.6
Interest expense                                    372.0        35.5       336.5       127.6       109.4
                                                ----------- ----------- ----------- ----------- -----------
                                                    479.9        65.2       414.7       350.8       393.5

-----------------------------------------------------------------------------------------------------------
Earnings to fixed charges                             1.3         1.8         1.2         2.7         3.6
-----------------------------------------------------------------------------------------------------------

Interest expense
Interest payable - per statutory accounts          (287.5)      (33.6)     (253.9)     (116.6)     (101.8)
                                                ----------- ----------- ----------- ----------- -----------
                                                   (287.5)      (33.6)     (253.9)     (116.6)     (101.8)


                                                   YEAR        YEAR     6 MONTHS   6 MONTHS
                                                  ENDED       ENDED       ENDED      ENDED
                                                  DEC. 31,    DEC. 31,   JUNE 30,   JUNE 30,
UK GAAP                                             2000        2001       2001       2002

Interest expense                                 (175.3)     (170.8)     (95.6)      (66.3)
Operating lease interest                          (26.2)      (18.2)      (9.1)       (9.5)
                                               ---------- ----------- ---------- -----------
Total interest                                   (201.5)     (189.0)    (104.7)      (75.8)


EARNINGS
Profit before tax                                 307.2       275.4      235.6       129.5
less exceptional items relating to
 discontinued operations                          (11.3)       51.3     (119.0)       14.9
less discontinued operations                      (16.4)        2.4        2.0         4.1
                                               ---------- ----------- ---------- -----------
Profit before tax - continuing operations         279.5       329.1      118.6       148.5
less profits from JVs and associates              (33.9)      (40.8)     (21.1)      (25.4)
add dividends from JVs and associates              24.6        27.1        7.3        10.5
Interest expense                                  201.5       189.0      104.7        75.8
                                               ---------- ----------- ---------- -----------
                                                  471.7       504.4      209.5       209.4

--------------------------------------------------------------------------------------------
Earnings to fixed charges                           2.3         2.7        2.0         2.8
--------------------------------------------------------------------------------------------

Interest expense
Interest payable - per statutory accounts        (175.3)     (170.8)     (95.6)      (66.3)
                                               ---------- ----------- ---------- -----------
                                                 (175.3)     (170.8)     (95.6)      (66.3)


RATIO OF EARNINGS TO FIXED CHARGES


                                                                           YEAR        YEAR        YEAR
                                                  15 M.E.     3 M.E.       ENDED       ENDED       ENDED
                                                  DEC. 31,    DEC. 31,    SEPT 30,    DEC. 31,    DEC. 31,
US GAAP                                             1997        1997        1997        1998        1999

Interest expense                                 (372.0)      (35.5)     (336.5)     (127.6)     (109.4)


EARNINGS
Profit before tax                                 848.9       478.2       370.7       180.1       316.4
less exceptional items relating to
  discontinued (APB30)                              0.0         0.0         0.0        80.4         0.0
less discontinued operations --
  Continental European Bricks                      (9.3)       (1.9)       (7.4)       (4.4)       (3.7)
less discontinued operations (APB30)             (295.2)       (7.1)     (288.1)       (9.7)        0.0
                                              ----------- ----------- ----------- ----------- -----------
Profit before tax - continuing operations         544.4       469.2        75.2       246.4       312.7
less profits from JVs and associates              (28.3)       (6.0)      (22.3)      (11.7)      (10.6)
add dividends from JVs and associates               9.9         2.3         7.6         2.9         1.6
Interest expense                                  372.0        35.5       336.5       127.6       109.4
US GAAP adjustments                               (56.9)      (11.3)      (45.6)       39.8        (0.4)
                                              ----------- ----------- ----------- ----------- -----------
                                                  841.1       489.7       351.4       405.0       412.7

---------------------------------------------------------------------------------------------------------
Earnings to fixed charges                           2.3        13.8         1.0         3.2         3.8
---------------------------------------------------------------------------------------------------------


US GAAP adjustments
Goodwill amortisation                             (69.0)      (13.8)      (55.2)      (33.2)      (31.8)
Goodwill adjustment                                                                    (0.1)       (0.2)
Goodwill impairment
Goodwill on disposals
Profit and loss on disposals -
   exchange (Desimpel)
Adjustment to writedown of fixed assets                                                28.8
Natural resources depletion                        (3.7)       (0.7)       (3.0)
Changes in fair value of derivatives
Pensions                                           15.8         3.2        12.6        27.9        23.2
Provisions - UK GAAP exceptional items                                                 11.0
Pioneer integration costs - UK GAAP
  exceptional items
Provisions - unwinding of discount                                                      6.7         7.8
Provisions - operating costs                                                           (1.3)        0.6

                                              ----------- ----------- ----------- ----------- -----------
                                                  (56.9)      (11.3)      (45.6)       39.8        (0.4)
                                              =========== =========== =========== =========== ===========

                                                  YEAR        YEAR     6 MONTHS   6 MONTHS
                                                  ENDED       ENDED      ENDED      ENDED
                                                 DEC. 31,    DEC. 31,   JUNE 30,   JUNE 30,
US GAAP                                            2000        2001       2001      2002

Interest expense                                 (201.5)     (189.0)    (104.7)      (75.8)


EARNINGS
Profit before tax                                 307.2       275.4      235.6       129.5
less exceptional items relating to
  discontinued (APB30)                              0.0         0.0        0.0         0.0
Less discontinued operations --
  Continental European Bricks                      (2.6)        0.0        0.0         3.2
less discontinued operations (APB30)                0.0         0.0        0.0         0.0
                                              ---------- ----------- ---------- -----------
Profit before tax - continuing operations         304.6       275.4      235.6       132.7
less profits from JVs and associates              (33.9)      (40.8)     (21.1)      (25.4)
add dividends from JVs and associates              24.6        27.1        7.3        10.5
Interest expense                                  201.5       189.0      104.7        75.8
US GAAP adjustments                                29.1        25.7       (2.2)       29.0
                                              ---------- ----------- ---------- -----------
                                                  525.9       476.4      324.3       222.6

-------------------------------------------------------------------------------------------
Earnings to fixed charges                           2.6         2.5        3.1         2.9
-------------------------------------------------------------------------------------------


US GAAP adjustments
Goodwill amortisation                             (36.2)      (38.0)     (19.0)       31.0
Goodwill adjustment                                (0.8)       (1.3)
Goodwill impairment                                            11.6
Goodwill on disposals                               1.6         4.5
Profit and loss on disposals -
   exchange (Desimpel)                                                               (27.8)
Adjustment to writedown of fixed assets
Natural resources depletion
Changes in fair value of derivatives                           18.5        1.6        19.6
Pensions                                           36.0        30.4       15.2         6.2
Provisions - UK GAAP exceptional items
Pioneer integration costs - UK GAAP
  exceptional items                                21.7
Provisions - unwinding of discount                  6.8
Provisions - operating costs

                                              ---------- ----------- ---------- -----------
                                                   29.1        25.7       (2.2)       29.0
                                              ========== =========== ========== ===========
